Exhibit 99.1

LaBranche & Co Inc.
Jeffrey A. McCutcheon
Senior Vice President & Chief Financial Officer
(212) 820-6220
FOR IMMEDIATE RELEASE
Financial Dynamics
Investors: Michael Polyviou / Theresa Kelleher
(212) 850-5600

LaBranche & Co Inc. Reports Fourth Quarter and Year-End 2006 Results

NEW YORK, January 26, 2007 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the fourth quarter and twelve months ended December 31, 2006.

Revenues, net of interest expense, for the fourth quarter of 2006 increased to $118.6 million from $80.6 million for last year’s fourth quarter. On an after-tax basis, the Company earned net income of $39.1 million, or $0.63 per diluted share, for the 2006 fourth quarter, as compared to net income of $17.4 million, or $0.28 per diluted share, for the fourth quarter of 2005. These fourth quarter revenues include a pre-tax gain of $72.3 million in connection with the increase in fair value of restricted shares of NYSE Group, Inc. (“NYX”) held by the Company. Excluding the net gain attributable to the NYX restricted shares, the Company’s net loss for the fourth quarter of 2006 was $1.8 million, or $0.03 per diluted share. These fourth quarter results include restructuring charges of $3.7 million and a net benefit of $1.9 million due to a net decrease in tax and legal contingencies.

For the twelve months ended December 31, 2006, revenues, net of interest expense, increased to $433.5 million from $250.7 million in the comparable prior year period. Included in the 2006 revenues was $238.6 million for the pre-tax realized and unrealized gain on the NYX restricted shares received in the NYSE/Archipelago merger. Net income available to common stockholders for the year ended December 31, 2006 was $136.8 million, or $2.22 per diluted share, compared to $37.5 million, or $0.61 per diluted share, for the year ended December 31, 2005. Excluding the income attributable to the NYX restricted shares, the Company’s net income for the year ended December 31, 2006 was $1.1 million, or $0.02 per diluted share, compared to net income of $37.5 million, or $0.61 per diluted share, for the year ended December 31, 2005.

On December 7, 2006, the Company reduced regulatory capital at its specialist and market-making segment by $57.0 million, representing a portion of the NYSE reduction in the net liquid asset (“NLA”) requirements applicable to that business. The Company also had reduced its NLA by $49.0 million on September 1, 2006 and additional reductions of NLA are expected to be completed in two additional installments by June 1, 2007, which will release additional funds to be used for other corporate and business purposes.

LaBranche & Co Inc. is the parent of LaBranche & Co. LLC, one of the largest Specialists in equity securities listed on the New York and American Stock Exchanges. LaBranche is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Our specialists and market makers are leading liquidity providers, bringing capital and critical expertise to securities markets. Another subsidiary of LaBranche, LaBranche Financial Services, LLC, provides securities execution, clearing and direct-access floor brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$45,423	$59,308	$180,850	$194,432
Commissions	14,420	19,142	69,814	84,018
Net gain on non-marketable investments	5	9,648	65	11,029
Net gain on corporate equities, not readily marketable	72,297	—	238,615	—
Stock borrow interest	58,238	17,209	158,081	33,395
Other interest	8,347	5,694	26,096	17,260
Other	64	410	473	56

Total revenues	198,794	111,411	673,994	340,190
Interest expense (1)	80,230	30,855	240,497	89,504

Revenues, net of interest expense	118,564	80,556	433,497	250,686

EXPENSES:
Employee compensation and related benefits	24,750	31,004	88,370	103,531
Exchange, clearing and brokerage fees	11,149	10,219	45,711	40,664
Lease of exchange memberships and trading license fees	1,139	976	4,790	3,979
Depreciation and amortization of intangibles	3,420	2,993	12,674	12,093
Other	9,380	8,735	41,267	39,314
Restructuring costs	3,672	—	3,672	—

Total expenses	53,510	53,927	196,484	199,581

Income before provision for income taxes	65,054	26,629	237,013	51,105

PROVISION FOR INCOME TAXES	25,984	9,254	100,209	13,584

Net income applicable to common stockholders	$39,070	$17,375	$136,804	$37,521

Weighted average common shares outstanding:
Basic	60,734	60,624	60,723	60,617
Diluted	61,545	61,105	61,565	61,059

Earnings per share:
Basic	$.64	$0.29	$2.25	$0.62
Diluted	$.63	$0.28	$2.22	$0.61

(1)	Certain of the Company’s December 31, 2005 balances have been reclassified to conform to the presentation in the current period in order to net interest expense (including margin interest expense) against interest income to determine the Company’s net revenues. This reclassification reflects a critical component of the Company’s specialist and market-making activities. None of these 2005 reclassifications affects the Company’s net income before provision for income taxes or net income applicable to common stockholders, as reported on previous 2005 results.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2006	December 31, 2005(1)
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$557,352	$427,284
Cash and securities segregated under federal regulations	7,413	6,554
Securities purchased under agreements to resell	35,000	79,000
Receivable from brokers, dealers and clearing organizations	87,183	596,796
Receivable from customers	2,859	3,659
Financial instruments owned, at fair value:
Corporate equities, not readily marketable	282,660	—

Corporate equities	1,825,503	660,949
Options	705,308	393,783
Exchange-traded funds	889,021	743,853
Government and corporate bonds	283,797	8
Commissions receivable	3,601	4,337
Exchange memberships contributed for use, at market value	—	24,500

Exchange memberships owned, at adjusted cost (market value of $4,411 and $138,768, respectively)	1,314	59,664
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $14,602 and $12,364, respectively	18,069	2,695
Goodwill and other intangible assets, net	616,032	626,408
Other assets	61,261	35,419

Total assets	$5,376,373	$3,664,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$123,346	$17,811
Payable to customers	4,816	4,858
Financial instruments sold, but not yet purchased, at fair value:
Corporate equities	2,330,817	1,377,184
Options	841,985	400,211
Exchange-traded funds	378,915	321,316
Government and corporate bonds	16,646	77,263
Accrued compensation	12,027	22,722
Accounts payable and other accrued expenses	29,220	21,133
Other liabilities	15,175	11,859
Income taxes payable	—	10,513

Deferred tax liabilities	257,878	148,263
Short term debt	24,635	3,000
Long term debt	459,811	481,425
Subordinated liabilities:
Exchange memberships contributed for use, at market value	—	24,500

Other subordinated indebtedness	6,395	$9,395

Total liabilities	4,501,666	2,931,453

Total stockholders’ equity	874,707	733,456

Total liabilities and stockholders’ equity	$5,376,373	$3,664,909

(1)	Certain of the Company’s December 31, 2005 balances have been reclassified to conform to the presentation in the current period, including (a) receivables from and payables to broker-dealers and clearing organizations and (b) financial instruments owned, and sold but not yet purchased, at fair value. These reclassifications involved netting such assets and liabilities against each other. None of these reclassifications affected stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures Excluding Corporate

Equities, Not readily Marketable

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended December 31,
	2006			2005
	Income as originally stated	Adjustments (1)	Pro forma net operating (loss)	Income as originally stated	Adjustments (2)	Pro forma net operating income
Revenues, net of interest expense	$118,564	$(72,297)	$46,267	$80,556	$(9,581)	$70,975
Total expenses	53,510	—	53,510	53,927	—	53,927

Income (loss) before provision (benefit) for income taxes	65,054	(72,297)	(7,243)	26,629	(9,581)	17,048
Provision (benefit) for income taxes	25,984	(31,449)	(5,465)	9,254	(4,168)	5,086

Net income (loss) applicable to common stockholders	$39,070	$(40,848)	$(1,778)	$17,375	$(5,413)	$11,962

Basic per share	$.64	$(.67)	$(0.03)	$0.29	$(0.09)	$0.20
Diluted per share	$.63	$(.66)	$(0.03)	$0.28	$(0.08)	$0.20

	Twelve Months Ended December 31,
	2006			2005
	Income as originally stated	Adjustments (1)	Pro forma net operating income	Income as originally stated	Adjustments (2)	Pro forma net operating income
Revenues, net of interest expense	$433,497	$(238,615)	$194,882	$250,686	$(9,581)	$241,105
Total expenses	196,484	—	196,484	199,581	—	199,581

Income (loss) before provision (benefit) for income taxes	237,013	(238,615)	(1,602)	51,105	(9,581)	41,524
Provision (benefit) for income taxes	100,209	(102,960)	(2,751)	13,584	(4,168)	9,416

Net income (loss) applicable to common stockholders	$136,804	$(135,655)	$1,149	$37,521	$(5,413)	$32,108

Basic per share	$2.25	$(2.23)	$0.02	$0.62	$(0.09)	$0.53
Diluted per share	$2.22	$(2.20)	$0.02	$0.61	$(0.08)	$0.53

(1)	Reflects gains and losses in each accounting period, based on the fair market value of our restricted shares of NYX common stock at the end of each such period.
(2)	Reflects the gains in connection with the disposition of an investment.

LaBranche & Co Inc.

Key Specialist Data

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
NYSE average daily share volume (millions)	1,743.6	1,750.8	1,807.9	1,647.1
LAB share volume on NYSE (billions)	26.4	26.8	105.9	101.4
LAB dollar volume on NYSE (billions)	$941.0	$951.9	$3,778.3	$3,355.3
LAB number of principal trades on the NYSE (millions)	6.1	7.5	27.7	27.6
LAB principal shares traded on the NYSE (billions)	3.6	5.0	17.5	19.6
LAB dollar value of principal shares traded on the NYSE (billions)	133.9	182.1	657.4	692.5
LAB NYSE common stock listings	555	566	555	566
LAB AMEX common stock listings	86	91	86	91
LAB AMEX/PHLX option listings	753	617	753	617
ETF listings	75	52	75	52